EXHIBIT 10.27

                              CERTIFIED RESOLUTIONS

         James Woodley does hereby certify and affirm that he is the duly elected and acting secretary of Waste Conversion Systems, Inc., a Nevada corporation, and that the resolutions set forth below are true and accurate resolutions duly adopted by the Board of Directors of Waste Conversion Systems, Inc. at a meeting of the Board of Directors duly called and convened on November 18, 1994, and that said resolutions are in full force and effect as stated below as of the date hereof.

         RESOLVED, that the February 22,1994 authorization of the Company's Board of Directors to issue 200,000 shares of the Company's common stock to Yitz Grossman is hereby rescinded because of the failure of Yitz Grossman to perform the services for which he had agreed to perform and for which the shares had been issued subject to the performance of the agreed services; and be it

         FURTHER RESOLVED, that the August 17, 1993 authorization of the Company's Board of Directors to issue 70,000 shares of the Company's restricted common stock to Corporate Relations Group is hereby rescinded due to the failure of Corporate Relations Group to perform the services for which it had agreed to perform and for which the shares had been issued, subject to the performance of the agreed services; and be it

         FURTHER RESOLVED, that Stan Abrams, as President, is hereby authorized to instruct the Company's legal counsel, Herbert and Lewis, Professional Corporation, to instruct the Company's transfer agent, American Securities Transfer, Inc., to cancel certificate No. 2313 evidencing 200,000 shares of the Company's common stock in the name of Yitz Grossman and certificate No. 22154 evidencing 70,000 shares of the Company's common stock in the name of Corporate Relations Group. In connection with the foregoing instructions to American Securities Transfer, Inc, there shall be delivered certificate No. 2313 and certificate No. 2264 evidencing a total of 270,000 shares in the respective names of Yitz Grossman and Corporate Relations Group; and be it

         FURTHER RESOLVED, that the officers of the Company are hereby authorized and empowered to undertake such actions and to execute such documents as may be necessary or desirable to facilitate the implementation of the resolutions adopted by the Board of Directors at this meeting; and be it

         FURTHER RESOLVED, that the resolutions adopted by the Hoard of Directors at this meeting may be certified by any proper officer of the Company as having been duly adopted by the Board of Directors on November 18, 1994 at a meeting of the Board of Directors of the Company duly called and convened.

                                                 Respectfully submitted,


                                                 /s/ James Woodley, Secretary
                                                 ----------------------------
                                                 James Woodley